Exhibit 99.1

WildHorse Resource Development Corporation Prices $150 Million

Add-On Offering of Additional 6.875% Senior Notes due 2025

HOUSTON, September 15, 2017 – WildHorse Resource Development Corporation (NYSE: WRD) announced today the pricing of its previously announced private placement to eligible purchasers of $150 million in aggregate principal amount of its 6.875% senior unsecured notes due 2025 at an issue price of 98.26% of par. The senior notes are being offered as additional notes to the $350 million aggregate principal amount of 6.875% senior notes due 2025 that WRD previously issued on February 1, 2017. The additional senior notes and the senior notes issued on February 1, 2017 will be treated under the Indenture as a single class of debt securities and will have identical terms. The offering is expected to close on September 19, 2017, subject to customary closing conditions.

WRD intends to use the net proceeds from the proposed offering to repay the borrowings outstanding under its revolving credit facility and for general corporate purposes.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and outside the United States pursuant to Regulation  S.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WildHorse Resource Development

WildHorse Resource Development Corporation is an independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale in East Texas and the Over-Pressured Cotton Valley in North Louisiana.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “plans,” “seeks,” “believes,” “estimates,” “could,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond WRD’s control. All statements, other than historical facts included in this press release that address activities, events or developments that WRD expects or anticipates will or may occur in the future are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although WRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

WRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond WRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in WRD’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by WRD will be realized, or even if realized, that they will have the expected consequences to or effects on WRD, its business or operations. WRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

WildHorse Resource Development Corporation

Pearce Hammond, CFA (713) 255-7094

Vice President, Investor Relations

ir@wildhorserd.com